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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 15, 2004

FoneCash, Inc,

(Exact Name of Registrant as Specified in its Charter)

Delaware

000-30536

    22-3530573

(State or Other Jurisdiction of

(Commission

(I.R.S. Employer

Incorporation or Organization)

File Number)

Identification Number)

3163 Kennedy Boulevard, Jersey City, New Jersey

  07306

          (Address of Principal Executive Offices)

(Zip Code)

Registrant's telephone number, including area code: (201) 217-4137

(Former Name or Former Address if Changed Since Last Report)

SEC 873  (6-04)

Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

ITEM 4.01

CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

(a)

(1)

Previous Independent Accountant

(i)

On November 1, 2004, the Registrant dismissed its independent auditor, Stewart Benjamin, CPA, (Benjamin).

(i)

Benjamin had conducted the Registrant’s previous audits for the years ended December 31, 2001 and 2000  In those reports there were no adverse opinions, disclaimers of opinion nor were they modified as to uncertainty, audit scope or accounting principles.

(iii)

The Board of Directors authorized the dismissal of Benjamin.

(iv)

During the Benjamin’s tenure with the Company there were no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures.

(v)

Benjamin has not advised the Company of any reportable events as defined in paragraph (A) through (D) of Regulation S-K Item 304 (a) (1) (v).

(2)

New Independent Accountants

FoneCash, Inc. has engaged Michael Albanese, C.P.A. (“Albanese”) as its independent auditors to provide the requisite audit services for the Company.  This firm commenced its engagement effective November 2, 2004 as requested and approved by the Company’s Board of Directors.  At the time of reporting there has been no need to consult the new auditor on any matters relating to Item 304 (2)(i) or any events as defined in paragraph (A) through (D) of Item 304 (2)(ii).  The Registrant did not consult with Michael Albanese on any matter at any time prior to the engagement.

(a)

No conditions in paragraphs (b)(1) through (b)(3) of this Item exist to report.

Item 9.01

Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

16.1

Letter by the former independent accountant in connection with the disclosure under Item 4 of this Report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

FONECASH, INC.

(Registrant)

By:  /s/ ABRAHAM PIERCE

_______________________________

Abraham Pierce

CEO

Dated: December 15, 2004